                                              PLAZA 1900
                                           1900 Gallows Road
                                            McLean, Virginia

                                           Rent Roll Analysis

                                                 LEASE DATES                         CURRENT
                                              ------------------                   ANNUAL RENT
TENANT                               SQUARE   BEGINNING   ENDING     TERM       -----------------
  NO.     SUITE  TENANT               FEET      PERIOD    PERIOD    (YRS.)      TOTAL      PER SF
------    -----  -----------------   ------   ---------   ------    ------      -----      ------

  1        100   GRC International   166,197    Jan-90    May-09     19.4     $3,959,892   $23.83
                                                                                  1998     $24.12
                                                                                  1999     $21.45
                                                                                  2000     $22.46
                                                                                  2001     $21.24
                                                                                  2002     $20.86
                                                                                  2003     $22.03
                                                                                  2004     $25.81
                                                                                  2005     $21.41
                                                                                  2006     $21.09
                                                                                  2007     $20.72
                                                                                  2008     $18.89
                                                                                  2009     $23.28

  2              NCI                  36,487    Jun-94    Sep-04     10.3     $  536,122   $14.69
                                                                                Year 4     $15.25
                                                                                Year 5     $15.82
                                                                                Year 6     $16.82
                                                                                Year 7     $17.45
                                                                                Year 8     $18.08
                                                                                Year 9     $18.74
                                                                               Year 10     $19.42
                                                                               Year 11     $20.12
                                     -------                                -----------   --------
        Total Rentable Area          202,684            Total Annual Rent   $4,520,056     $22.30 / Occupied Area



                             (RESTUBBED FROM ABOVE TABLE)



	                EXPENSE     RENEWAL OPTIONS
TENANT	   ANNUAL      RECOVERY     ---------------      IMPROVEMENTS
  NO.	ESCALATIONS     BASIS      NO. YRS.   RATE       CONCESSIONS
------ 	-----------   --------     --------   ----      ------------

  1	  As shown     FS













  2	  As shown     FS            None                      $0.27















--------------------------


                        Total   Percent        Average Tenant Size   101,342 SF
Net Rentable Area      202,684  100.00%        Average Rental Rate    $22.30
Area Leased/Occupied   202,684  100.00%
                      --------  ------
Vacant Leasable Area     --       0.00%

		["COMPARABLE RENTALS" MAP: DETAIL MAP SHOWING LOCATION
                     OF SUBJECT PROPERTY AND SURROUNDING AREA]